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                                                                     Exhibit 5.1
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[GODFREY & KAHN LOGO]                                     780 North Water Street
                                                        Milwaukee, WI 53202-3590
                                                                TEL 414-273-3500
                                                                FAX 414-273-5198
                                                                   www.gklaw.com

                                                            Godfrey & Kahn, S.C.
                                                                       Milwaukee
                                                                        Appleton
                                                                       Green Bay

                                                       LaFollette Godfrey & Kahn
                                                                         Madison

                               September 6, 2000



Metavante Corporation
4900 West Brown Deer Road
Brown Deer, Wisconsin  53223-2459

Ladies and Gentlemen:

     In connection with the registration of 18,975,000 shares of common stock, par value $0.01 per share (the "Shares"), of Metavante Corporation, a Wisconsin corporation (the "Company"), as described in the Company's Registration Statement on Form S-1 (the "Registration Statement") (Reg. No. 333-41312), you have requested our opinion with respect to the following matters. The Shares will be sold pursuant to a underwriting agreement (the "Underwriting Agreement") substantially in the form filed as an exhibit to the Registration Statement.

     In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and, for purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, records and papers as we have deemed necessary or appropriate for purposes of this opinion. We have, with your consent, relied as to factual matters on certificates or other documents furnished by the Company and upon such other documents and data that we have deemed appropriate and, for purposes of this opinion, have assumed that the certificates and other documents to be furnished in connection with the closing of the sale of the Shares will be delivered in the manner presently proposed. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

     Based on such examination and review, and subject to the foregoing, we are of the opinion that the Shares have been duly authorized, and, upon issuance, delivery and payment
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Metavante Corporation
September 6, 2000
Page 2

therefor in the manner contemplated by the Underwriting Agreement, will be validly issued, fully paid and non-assessable, subject to Section 180.0622(2)(b) of the Wisconsin Statutes.

     Section 180.0622(2)(b) of the Wisconsin Statutes provides that shareholders of a corporation may be assessed up to the par value of their shares to satisfy the obligations of such corporation to its employees for services rendered, but not exceeding six months service in the case of any individual employee. Certain Wisconsin courts have interpreted "par value" to mean the full amount paid by the purchaser of shares upon issuance thereof.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus that is a part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                              Very truly yours,

                              /s/ Godfrey & Kahn, S.C.

                              GODFREY & KAHN, S.C.